EXHIBIT (a)(1)(vii)

WITHDRAWAL LETTER

FOR THE OFFER TO PURCHASE FOR CASH ALL COMMON SHARES, PREFERRED SHARES AND UNITS (INCLUDING UNITS REPRESENTED BY AMERICAN DEPOSITARY SHARES)

OF

GETNET ADQUIRÊNCIA E SERVIÇOS PARA MEIOS DE PAGAMENTO S.A. – INSTITUIÇÃO DE PAGAMENTO

BY

PAGONXT MERCHANT SOLUTIONS, S.L.

TO BE COMPLETED AND SUBMITTED IN DUPLICATE TO THE TENDER AGENT, TO BE RECEIVED NO LATER THAN 5:00 P.M. (NEW YORK CITY TIME) ON NOVEMBER 30, 2022

I, the undersigned,

Legal entity:
Name and legal form:
Registered office:
Country:
Validly represented by:	1. (name, surname, domicile and capacity) 2. (name, surname, domicile and capacity)

Natural person:

Surname:
Name:
Domicile:
Nationality:
Surname:
Passport number:

declare after having had the opportunity to read the offer to purchase, dated October 31, 2022 (the “U.S. Offer to Purchase”) published by PagoNxt Merchant Solutions, S.L., a company organized under the laws of the Kingdom of Spain (“Purchaser”), relating to its offer (the “U.S. Offer”) to purchase all of the (i) common shares, no par value (the “Common Shares”), preferred shares, no par value (the “Preferred Shares” and, together with the Common Shares, the “Shares”) and units, each composed of one Common Share and one Preferred Share (the “Units”), and (ii) American Depositary Shares, each representing two Units (the “ADSs” and, together with the Shares and the

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Units, the “Securities”), of Getnet Adquirência e Serviços para Meios de Pagamento S.A. – Instituição de Pagamento, a company organized under the laws of the Federative Republic of Brazil (the “Company”), that:

1.	I accept the terms and conditions to withdraw from the U.S. Offer described in the U.S. Offer to Purchase; and

2.	I hereby withdraw my acceptance of the U.S. Offer and the tender of my Securities indicated on my executed Share Letter of Transmittal, Unit Letter of Transmittal or ADS Letter of Transmittal, a copy of which I attach to this Withdrawal Letter.

I am aware, agree and confirm that:

1.	in order to be valid, this Withdrawal Letter must be submitted in duplicate in accordance with the applicable withdrawal procedure as set forth in the U.S. Offer to Purchase (“The U.S. Offer —Section 4. Withdrawal Rights”), to the financial intermediary to which I had delivered my Share Letter of Transmittal, Unit Letter of Transmittal or ADS Letter of Transmittal, at the latest before 5:00 p.m., New York City time, on the Expiration Date, or any earlier deadline set by the financial intermediary;

2.	I am duly authorized to withdraw my acceptance of the U.S. Offer and all authorizations, formalities or procedures required to that end have been duly and successfully obtained, accepted, completed and/or carried out;

3.	if the Securities are co-owned by two or more holders, each of them must provide the identification information requested above and sign this same Withdrawal Letter; if the Securities are subject to beneficial ownership, both the bare owner and the beneficial owner must provide the identification information requested above and sign this Withdrawal Letter; if the Securities are pledged, both the pledging debtor and the creditor benefiting from such pledge must provide the identification information requested above and sign this Withdrawal Letter with the understanding that the creditor benefiting from the pledge will be deemed irrevocably and unconditionally to renounce and release the shares concerned from his pledge; and

4.	I have received all information necessary to be able to take a decision on the U.S. Offer with full knowledge of the facts, and I am fully aware of the risks it entails and have inquired about the taxes I could owe in the framework of the transfer of my Securities to Purchaser which, if need be, I shall bear in full.

Except where indicated to the contrary, the terms used in this Withdrawal Letter shall have the same meaning as in the U.S. Offer to Purchase.

***

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Done in duplicate at (place)	on

__________________________	(date) __________________________

The holder of Securities	Other financial intermediary

(signature) (name, first name)	(signature) (financial intermediary)

(signature) (name, first name)

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